Exhibit 99.1

OFFICE LEASE

by and between

PRII HIGH BLUFFS LLC,

a Delaware limited liability company,

and

COLLINS CORPORATE CENTER PARTNERS, LLC,

a Delaware limited liability company, as tenants in common

(“Landlord”)

and

XENCOR, INC.,
a Delaware corporation

(“Tenant”)

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made between PRII HIGH BLUFFS LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1.  The Premises are located in the Building described in Item 2 of the Basic Lease Provisions.  The Building is located on that certain land (the “Land”), which is a part of a larger tract of land owned by Landlord, all of which is improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land, including both buildings located at 12481-12531 High Bluff Drive, San Diego, California (sometimes referred to herein as the “Project”), as shown on the site plan attached as Exhibit A-2 to this Lease.

BASIC LEASE PROVISIONS

1.	Tenant:	XENCOR, INC., a Delaware corporation (“Tenant”)

2.	Building:	High Bluff Ridge at Del Mar 12481 High Bluff Drive San Diego, California 92130

3.	Description of Premises:	Suite(s): 200

	Rentable Area:	23,746 square feet

	Usable Area:	21,779 square feet

	Building Size:	68,864 square feet

	Project Size:	159,560 square feet (subject to Paragraph 18)

4.	(a) Tenant’s Proportionate Share for the Building:	34.48% (23,746 rsf / 68,864 rsf) (See Paragraph 3)

	(b) Tenant’s Proportionate Share for the Project:	14.88% (23,746 rsf/ 159,560 rsf) (See Paragraph 3)

5.	Basic Annual Rent:	(See Paragraph 2)

	*Months 1 - 12, inclusive: Monthly Installment: Annual Amount:	$98,545.90 ($4.15/square foot of Rentable Area/month) $1,182,550.80

	Months 13 - 24, inclusive: Monthly Installment: Annual Amount:	$101,502.28 ($4.27/square foot of Rentable Area/month) $1,218,027.32

	Months 25 - 36, inclusive: Monthly Installment: Annual Amount:	$104,547.35 ($4.40/square foot of Rentable Area/month) $1,254,568.14

	Months 37 - 48, inclusive: Monthly Installment: Annual Amount:	$107,683.77 ($4.53/square foot of Rentable Area/month) $1,292,205.19

	Months 49 - 60, inclusive: Monthly Installment: Annual Amount:	$110,914.28 ($4.67/square foot of Rentable Area/month) $1,330,971.34

*Each reference to a month in the table above shall refer to a full calendar month (e.g. January 1st through January 31st, February 1st through February 29th, etc.) following the Commencement Date.  To the extent the Commencement Date occurs on any day other than the first (1st) day of a calendar month (e.g. January 1st, February 1st, etc.), then the first “month” following the Commencement Date shall be deemed to include, for the sole purposes of the payment of Basic Annual Rent pursuant to the table above, both (i) the partial calendar month period immediately following the Commencement Date (the installment of Basic Annual Rent for which shall be the monthly installment amount for Month 1 set forth in the table above, prorated based upon the number of days in such partial calendar month) and (ii) the immediately succeeding full calendar month (the installment of Basic Annual Rent amount for which shall be the full monthly installment amount for Month 1 as set forth in the table above), such that the second (2nd) “month” following the Commencement Date shall commence on the first (1st) day of the second (2nd) full calendar month following the Commencement Date.

Notwithstanding the foregoing, the monthly payment of Basic Annual Rent attributable to the Premises shall be abated for Months 2 through 5 of the Initial Term (such 4-month period, the “Abatement Period;” such abated amount equal to $98,545.90 per month for a total abatement of $394,183.60; hereinafter, the “Abated Amount”); provided, however that if at any time during the Lease Term, Tenant fails to cure a default within the applicable notice and cure period, if any, under this Lease, then any remaining Abated Amount yet to be provided shall immediately be cancelled so that the monthly installments of Basic Annual Rent return to the full amounts set forth in the chart above and the unamortized portion of any previously granted Abated Amount provided hereunder shall immediately become due and payable to Landlord as of the date of such default by Tenant; however, the dollar amount of any such remaining and cancelled Abated Amount and the dollar amount of any such unamortized portion that is paid by Tenant shall be credited against the last monthly installments of Basic Annual Rent due and payable by Tenant during the Lease Term.  The abatement of Basic Annual Rent during the respective months provided in this paragraph shall not relieve Tenant from the performance of Tenant’s other obligations under this Lease during such months, including, without limitation, the obligation to pay on a timely basis all Additional Rent pursuant to Paragraph 3 and the electricity charges pursuant to Paragraph 7 to this Lease, which shall become due and payable during such months in accordance with the remaining terms of this Lease.

6.	Installment Payable Upon Execution:	$98,545.90

7.	Security Deposit Payable Upon Execution:	$110,914.28 (See Paragraph 2(c))

8.	Base Year for Operating Costs:	2018 (See Paragraph 3)

9.	Initial Term:	Sixty (60) full calendar months, plus, if the Commencement Date is a day other than the first day of a calendar month, the partial month in which the Commencement Date occurs. (See Paragraph 1)

10.	Estimated Commencement Date:	September 1, 2017

11.	Estimated Termination Date:	August 31, 2022

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Cushman & Wakefield

	Tenant’s Broker:	RE:Align

13.	Number of Parking Spaces:

Four (4) uncovered, unreserved parking spaces per one thousand (1,000) square feet of Rentable Area in the Premises (equal to 95 spaces based upon the initial square footage of the Premises) available to Tenant free of charge, of which Tenant may convert up to twenty percent (20%) of such allocated uncovered, unreserved parking spaces (equal to up to 19 spaces based upon the initial square footage of the Premises) to covered, reserved parking spaces available to Tenant at an additional charge to Tenant equal to $125.00 per reserved parking space, per month, plus applicable taxes.  (See Paragraph 18)

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to and after occupancy of the Premises: Xencor, Inc. 111 W. Lemon Avenue Monrovia, CA 91016 Attn: Vice President Finance	PRII High Bluffs LLC c/o PGIM Real Estate 4 Embarcadero, 27th Floor San Francisco, CA 94111 Attention: PRISA II Asset Manager

With a copy to: Xencor, Inc. 111 W. Lemon Avenue Monrovia, CA 91016 Attn: President & CEO

With a copy to:

PRII High Bluffs LLC

c/o PGIM Real Estate

7 Giralda Farms

Madison, NJ 07940

Attention: Legal

And

PRII High Bluffs LLC

c/o Unire Real Estate Group, Inc.

1800 East Imperial Highway, Suite 205
Brea, CA 92821

Attn: Mark Harryman

15.	Place of Payment:	All payments payable under this Lease shall be sent to Landlord at P.O. Box 100125, Pasadena, CA 91189-0125 (or to such other address that Landlord may later designate in writing).

16.	Guarantor:	N/A

17.	Date of this Lease:	The date executed by Landlord on the signature page of this Lease.

18.	Landlord’s Construction Allowance:	An amount up to (but not to exceed) $356,190.00 (equal to $15.00 per square foot of Rentable Area) (See Exhibit B)

19.	The “State” is the State of California.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through Paragraph 19 which follow) and Exhibits A-1 through Exhibit A-2 and Exhibits B through Exhibit H, and the following Addenda: Addendum One (One Extension Option at Market) and Addendum Two (Right of First Offer), all of which are incorporated herein by this reference.  In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1.                                      TERM

(a)         The Initial Term of this Lease and the Rent (defined below) shall commence on the date that is thirty (30) days following the date that the Premises are delivered to Tenant for Tenant’s occupancy (the “Commencement Date”) and the Initial Term shall end on the last day of the calendar month in which the sixtieth (60th) monthly anniversary of the Commencement Date occurs (the “Termination Date”).  Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions.  As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein.  This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease.

(b)         Landlord shall deliver the Premises to Tenant promptly following the Current Tenant’s surrender of the Premises pursuant to the Termination contemplated by Paragraph 19(jj) of this Lease, which Landlord currently anticipates to occur on or about July 31, 2017;  however, any delay in delivery of the Premises shall not render this Lease void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.  Tenant’s access to the Premises shall be conditioned upon Tenant (x) delivering to Landlord the Security Deposit, as shown in Item 7 of the Basic Lease Provisions, plus Tenant’s Installment Payable upon Execution, as shown in Item 6 of the Basic Lease Provisions, and (y) providing to Landlord satisfactory evidence of insurance for personal injury and property damage, including such insurance from Tenant’s contractors, as applicable and as required by Landlord for third party contractors working in the Building.  Between the date that the Premises are delivered to Tenant until the day immediately preceding the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date (including, without limitation, the payment of electricity consumed at the Premises during this time period), other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c)          Within a reasonable period of time after the Commencement Date, Landlord may deliver to Tenant, a Tenant Commencement Certificate in the form of Exhibit F attached hereto (the “Certificate”), confirming the information set forth therein, which Tenant shall acknowledge by executing a copy and returning it to Landlord within thirty (30) days of receipt thereof.  Failure of Landlord to send the Certificate shall have no effect on the Commencement Date.

2.                                      BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a)         Tenant agrees to pay during each partial or whole calendar month of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b)         Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term.  The first full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease.  The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis.  In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c)          Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant.  Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If Tenant defaults with respect to any provision of this Lease (beyond the expiration of all applicable notice and cure periods), including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the provisions of Section 1951.2 of the California Civil Code, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder.  If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord to restore the Security Deposit to the appropriate amount, as determined hereunder.  Any unapplied portion of the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Lease Term.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code.  Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises.

(d)         The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area and the number of square feet of Usable Area described in Item 3 of the Basic Lease Provisions, based upon the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996).  Tenant has inspected the Premises and is fully familiar with the scope and size thereof.  Tenant agrees to pay the full Basic Annual Rent and Additional Rent (defined below) set forth in this Lease in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein, and Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Basic Annual Rent or Additional Rent payable hereunder if the amounts set forth in Item 3 are incorrect.

3.                                      ADDITIONAL RENT

(a)         If Operating Costs (defined below) for the Project for any calendar year during the Lease Term (“Expense Year”) exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess.

(b)         “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions.  Tenant’s Proportionate Share represents a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building or Project, as applicable.  To the extent the applicable Operating Costs are attributed by Landlord solely to the Building (rather than to the entire Project), then Tenant’s Proportionate Share, with respect to such Operating Costs, shall be a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building. To the extent the applicable Operating Costs are attributed by Landlord to the entire Project, then Tenant’s Proportionate Share, with respect to such Operating Costs, shall be a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project.

(c)          “Base Operating Costs” means all Operating Costs incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Operating Costs in Item 8 of the Basic Lease Provisions.

(d)         “Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord during any Expense Year in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

(i)                                     The cost of services provided to the Premises, the Building or the Project, including, without limitation: water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities (but excluding the cost of electricity to the extent reimbursed by Tenant or other tenants outside of Operating Costs or separately metered for the premises of Tenant or other tenants);

(ii)                                  costs, levies or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Taxes” as that term is defined in Section 4(d)(xix), below;

(iii)                               supplies, equipment, tools, materials, service contracts, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas (provided that, to the extent that Landlord reasonably determines in accordance with sound real estate management and accounting practices, consistently applied, that any of the foregoing costs are capital expenditures, then such costs shall be amortized pursuant to the terms below), gardening and landscaping; waste disposal and janitorial services;

(iv)                              the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors), other than persons generally considered to be higher in rank than the position of Senior Asset Manager or its equivalent, engaged in the operation, maintenance, repair or replacement of the Project;

(v)                                 any association assessments, costs, dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project;

(vi)                              repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project;

(vii)                           such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project;

(viii)                        administration fees;

(ix)                              a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager);

(x)                                 the maintenance of any easements benefiting the Project, whether by Landlord or by an independent contractor;

(xi)                              a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project;

(xii)                           license, permit and inspection fees;

(xiii)                        all costs and expenses required for any reason by any governmental or quasi-governmental authority or by applicable law, except for capital repairs, replacements or any other improvements to remedy non-compliance with any applicable law, code or ordinance existing prior to the Date of this Lease;

(xiv)                       the cost of any capital improvements incurred in connection with Project by Landlord:

(A)                               that are reasonably anticipated to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Costs;

(B)                               to enhance the safety or security of the Project;

(C)                               that are required to comply with present or anticipated governmentally mandated conservation programs or to maintain compliance with the Green Building Standard, except for capital repairs, replacements, or other improvements to remedy any non-compliance existing prior to the Date of this Lease;

(D)                               that are replacements or modifications of nonstructural items located in the Common Areas that Landlord is required to maintain under the Lease in good order or condition;

(E)                                that are required under any governmental law or regulation enacted or first becoming effective after the Date of this Lease, except for capital repairs, replacements, or other improvements to remedy any non-compliance with any law or regulation existing prior to the Date of this Lease;

provided, however, that any capital expenditure shall be amortized (together with interest thereon at the rate of ten percent (10%) per annum or such other rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements) over such period of time as Landlord shall reasonably determine (but in no event less than over the useful life of such improvement or such equipment as determined in accordance with sound real estate management and accounting practices, consistently applied) (collectively, “Permitted Capital Expenditures”);

(xv)                          the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance;

(xvi)                       sign maintenance;

(xvii)                    Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, the cost of providing security services, if any, deemed appropriate by Landlord; Taxes (as defined below);

(xviii)                 The cost of all insurance carried by Landlord in connection with the Project; and

(xix)                       “Taxes”, which means any and all forms of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Project. Notwithstanding the foregoing, Taxes shall not include late fees, penalties, mortgage recording taxes and any interest related to late fees and/or delinquent payments, except to the extent directly caused by Tenant’s actions.  Taxes shall also include, without limitation:

(A)                               any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(B)                               any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Taxes” for the purposes of this Lease;

(C)                               any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(D)                               any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(E)                                any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part; and/or

(F)                                 any costs and expenses (including, without limitation, reasonable attorneys fees) incurred in attempting to protest, reduce or minimize Taxes.

(xx)                          The following items shall be excluded from Operating Costs:

(A)                               Marketing costs, promotional expenses, leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

(B)                               costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C)                               costs for which the Landlord is reimbursed by any tenant or occupant of the Project outside of Operating Costs;

(D)                               costs of any items for which Landlord is actually paid or reimbursed by insurance;

(E)                                any depreciation or amortization of the Project except as expressly permitted herein; costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;

(F)                                 interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G)                               repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible);

(H)                              repairs resulting from any defect in the original design or construction of the Project;

(I)                                   amount paid as ground rental for the Project by Landlord;

(J)                                   costs incurred to comply with Laws relating to the removal of Hazardous Material which was in existence in the Building or on the Project prior to the Commencement Date (except with respect to those costs associated with the removal or abatement of Hazardous Materials due to a change of laws or for which Tenant is directly responsible pursuant to the terms of this Lease); and

(K)                               costs incurred by Landlord for alterations, additions, and replacements which are considered capital expenditures under sound real estate management and accounting practices, consistently applied, except for Permitted Capital Expenditures;

(L)                                costs resulting from the gross negligence or willful misconduct of the Landlord or its employees, contractors, or agents.

(e)          If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Costs for such year to determine the amount of Operating Costs that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Costs for such year.  Operating Costs for the Base Year (as defined in Item 8 of the Basic Lease Provisions) shall not include (i) Operating Costs attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages, (ii) one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, or (iii) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).  In addition, if in any calendar year subsequent to the Base Year, the amount of Operating Costs decreases due to a reduction in the cost of providing utilities, security and/or other services to the Project for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the calendar year in which such decrease in Operating Costs occurred and all subsequent calendar years, the Operating Costs for the Base Year shall be decreased by an amount equal to such decrease.  In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Costs among different tenants and/or different buildings of the Project and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated.  Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Project. The Operating Costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner and in accordance with sound real estate management and accounting practices, consistently applied.

(f)           Landlord shall give to Tenant following the end of each Expense Year a statement (the “Statement”) which shall state in general major categories the Operating Costs incurred or accrued for the particular Expense Year, and which shall indicate the amount by which Tenant’s Proportionate Share of Operating Costs for such Expense Year exceeds Tenant’s Proportionate Share of Operating Costs applicable to the Base Year, if any (the “Excess”).  Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before April 1 following the end of the Expense Year to which such Statement relates.  Upon receipt of the Statement for each Expense Year commencing or ending during the Initial Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as estimated Excess.

(g)          Prior to the commencement of each Expense Year, Landlord shall endeavor to give to Tenant a written estimate of Tenant’s Proportionate Share of the Operating Costs for the Project for then-current Expense Year ensuing year over the Base Operating Costs.  Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month.  Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of Operating Costs over Base Operating Costs for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement.  Any payment due Landlord shall be payable by Tenant on demand from Landlord.  Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(g) or refunded to Tenant, if requested by Tenant. Throughout the Initial Term Landlord shall maintain records with respect to Operating Costs in accordance with sound real estate management and accounting practices, consistently applied.

(h)         In the event of any dispute as to any Operating Costs due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but in no event shall Tenant hire or employ an accounting firm of accountants or any person to audit Landlord as set forth under this Paragraph 3 who is compensated or paid for such audit on a contingency basis) shall have the right, upon ten (10) days’ prior written notice to Landlord and at reasonable times, to inspect Landlord’s accounting records relating to such Operating Costs.  If, after such inspection, Tenant still disputes such Operating Costs, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant.  Such certification shall be final and conclusive as to all parties.  If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Basic Annual Rent, and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs, Tenant shall promptly pay such Additional Rent to Landlord.  Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that Landlord’s original statement was in error in Landlord’s favor by more than four percent (4%), and in such event Landlord shall reimburse Tenant for the actual cost of such certification (as evidenced by written invoices), up to a maximum amount of $2,500.00, and the amount of such overstated Operating Costs shall be credited towards Tenant’s next installment of Basic Annual Rent.  Tenant waives the right to dispute any matter relating to the calculation of Additional Rent under this Paragraph 3 if either (i) any claim or dispute is not asserted in writing to Landlord within ninety (90) days after delivery to Tenant of the original billing statement with respect thereto or (ii) the certification regarding the disputed Operating Costs is not completed within thirty (30) days following Tenant’s initial assertion to Landlord of such disputed Operating Costs; and Tenant shall have the right to inspect the records for a particular Operating Cost Year only one time.  Any such inspection shall not be conducted more than once during any calendar year.  Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.  Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s records and to contest the amount of Operating Costs payable by Tenant shall be as set forth in this Paragraph 3(h), and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Operating Costs payable by Tenant.

(i)             All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales, gross receipts, or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs.

(j)            Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees.  If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.  To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(k)         Any delay or failure of Landlord in (i) delivering any estimate or Statement described in this Paragraph 3, or (ii) computing or billing the Excess shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3.

(l)             Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Excess for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(m)     Tenant shall pay all sales and use tax levied or assessed against all Basic Annual Rent, Tenant’s Proportionate Share of Operating Costs, and any other payments due under this Lease simultaneously with each installment of Basic Annual Rent, Tenant’s Proportionate Share of Operating Costs and any other payment required hereunder.

(n)         The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3 and 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”.

4.                                      IMPROVEMENTS AND ALTERATIONS

(a)         Landlord shall deliver the Premises to Tenant on the Commencement Date vacant, broom clean and with the “Building Systems” (as that term is defined in Section 4(b) of this Lease) in good working order and repair, but otherwise in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Tenant acknowledges that Landlord shall have no obligation to refurbish or otherwise improve the Premises after the Commencement Date; except, however, subject to (i) Landlord’s maintenance and repair obligations as expressly set forth in this Lease, and (ii) Landlord’s obligations (including, without limitation, the disbursement of the Landlord’s Construction Allowance) set forth in the Work Letter attached hereto as Exhibit B.  The parties acknowledge that certain furniture, trade fixtures and equipment currently in the Premises have been conveyed to Tenant pursuant to a separate written agreement between Tenant and the previous occupants of the Premises (“Existing FF&E”).  Notwithstanding anything in this Lease to the contrary, Landlord was not a party to such conveyance of the Existing FF&E, and Landlord makes no representation or warranty as to such Existing FF&E.  Tenant assumes the risk in accepting such Existing FF&E and waives and releases any and all claims against Landlord with respect thereto.

(b)         Except in connection with any “Cosmetic Alterations” (as defined below) as permitted hereinbelow, after completion of the “Tenant Improvements” (as defined in and in accordance with Exhibit B attached hereto), any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent.  Landlord’s consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all Laws; (ii) are compatible with the Building mechanical, electrical, life safety, plumbing, sprinkler, heating, ventilation and air conditioning systems serving the Premises (excluding any supplemental systems installed by or on behalf of Tenant) (collectively, the “Building Systems”); (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; and (vi) will not adversely affect, impair or impede the Building’s compliance with the Green Building Standard (collectively, the “Alterations Conditions”).  Notwithstanding the foregoing, Tenant shall be permitted to make minor, cosmetic Alterations, following ten (10) business days’ notice to Landlord, but without Landlord’s consent, which (A) do not affect the Building Systems, the exterior appearance of the Premises or the Building, or the structural aspects of the Premises or the Building, (B) are not visible from outside the Premises, (C) do not require a building or construction permit, (D) do not cost more than Fifty Thousand and 00/100 Dollars ($50,000.00) in any twelve (12) month period, and (E) comply with the Alterations Conditions (such Alterations, collectively, “Cosmetic Alterations”).  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations.  All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  All plans and specifications for any Alterations shall be submitted to Landlord for its approval.  Landlord may monitor construction of the Alterations.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Project.  Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord.  Landlord shall have the right, in its sole discretion, to instruct Tenant to remove any improvements or Alterations from the Premises at the expiration or earlier termination of the Lease.  Together with Tenant’s request for approval of any Alteration and the plans and specifications submitted to Landlord therefor, Tenant may request in writing that Landlord specify which Alterations, if any, Landlord will require that Tenant remove from the Premises upon the expiration or earlier termination of the Lease Term (a “Removal Request”), in which case Landlord shall specify such Alterations together with Landlord’s consent thereof (if such consent is granted in accordance with the terms hereof).  If Tenant delivers a Removal Request to Landlord in accordance with the immediately preceding sentence, and Landlord either fails to specify Tenant’s removal obligations with respect to such Alterations together with Landlord’s consent, or Landlord notifies Tenant in writing that Tenant will not have to remove such Alterations at the expiration or earlier termination of this Lease, then, in either case, Tenant will not be obligated to remove such Alterations upon the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease.  If, upon the termination of this Lease, Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its condition as of the Commencement Date, reasonable wear and tear excepted.  Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises and record any notices of non-responsibility pursuant to applicable law.  Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction.  Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord final lien waivers from all such contractors and subcontractors.  Tenant shall pay to Landlord, as Additional Rent (x) the reasonable third party, out-of-pocket costs incurred and actually paid by Landlord to Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of five percent (5%) of the actual costs of such work, and (y) within ten (10) business days after completion of any Alterations, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(c)          Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant.  In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim.  Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease.  Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d)         NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5.                                      REPAIRS

(a)         Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition.  Subject to subparagraph (b) below, Landlord shall maintain in good condition and operating order the structural portions, the exterior walls, the foundation, the floor/ceiling slabs, the roof, the columns, the beams, the shafts (including elevator shafts), the stairwells, the exterior doors, the exterior locks on exterior doors and the windows of the Building, the public bathrooms (to the extent same are not the obligation of a tenant or occupant of the Building pursuant to the applicable lease agreement), the landscaping, the exterior Project signage, and the Common Areas and public corridors and other public areas of the Project not constituting a portion of any tenant’s premises; and Landlord shall keep all Building Systems used by Tenant in good condition and repair and to replace same at the end of such equipment’s normal and useful life, reasonable wear and tear and casualty loss excepted.  Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project.  Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

(b)         Tenant, at its expense, (i) shall keep the Premises and all fixtures and equipment contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant).  Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality.  Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term.  Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant.  If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to five percent (5%) of such costs.

(c)          Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted.  Prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises (i) all trade fixtures, furnishings and other personal property of Tenant, and (ii) all computer and phone cabling and wiring from the Premises, and Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition reasonable wear and tear excepted, except as otherwise set forth in Paragraph 4(b) of this Lease with respect to Alterations in connection with a Removal Request.  In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.                                      USE OF PREMISES

(a)         Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose.  Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b)         Tenant shall not at any time use or occupy the Premises, or permit any person to use the Premises in violation of any covenant of record, law, statute, building or zoning code, ordinance, or governmental order, condition of approval, rule or regulation, as well as the same may be amended and supplemented from time to time (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law.  If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense.  This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee (which for purposes of this Lease includes any lender or grantee under a deed of trust) of the Premises, the Building or the Project.

(c)          Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants recorded in the public records,.  Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)         Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss — Special Form or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function.  In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e)          Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project.  Tenant shall not use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project.  Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building.  Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of Rentable Area.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance.  Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f)           Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g)          As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous waste,” “pollutant,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos.

(i)                                     Landlord covenants that during the Lease Term, all of Landlord’s operations and activities shall comply with all Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

(ii)                                  Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its respective agents, employees, representatives and contractors (collectively referred to herein as “Tenant Parties”), throughout the Lease Term, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials that are (i) in existence on the Premises, Building or Project in a condition of non-compliance with applicable Laws prior to the Date of this Lease, or (ii) other than costs that are properly included within Operating Costs in accordance with Paragraph 3 of this Lease, brought onto the Premises, Building or Project after the Date of this Lease by Landlord or any third parties not under Tenant’s control, provided that in each of the cases in clauses (i) and (ii), such Hazardous Materials are not generated, handled, released, or used by Tenant or a Tenant Party (other than mere discovery).

(iii)                               Tenant agrees to indemnify, defend and hold Landlord and the Landlord Parties (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses resulting directly or indirectly from any use, presence, removal or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof, to the extent caused or permitted by Tenant or a Tenant Party.

(iv)                              In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Parties, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense.  All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord.  All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(v)                                 Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

(vi)                              To Landlord’s knowledge, as of the Date of this Lease, Landlord has not received written notice of any violation of environmental Laws pertaining to the Premises or the Property.  The term “to Landlord’s knowledge” shall mean the current actual knowledge of Jeff Mills, without any duty of inquiry or investigation and without any personal liability arising therefrom.

7.                                      UTILITIES AND SERVICES

(a)         Landlord shall furnish, or cause to be furnished to the Premises, the services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.  Commencing on the delivery of the Premises to Tenant and continuing throughout the Lease Term, Tenant shall provide in the Premises by contracting directly with utility providers, at its expense (with payments to be made by Tenant directly to Tenant’s electricity provider), electricity, which electrical consumption shall be separately metered by Landlord.  Additionally, Tenant shall be solely and separately responsible for the cost of gas, water, sewer, telephone, cable television and any other utilities consumed by Tenant in the Premises, which usage shall be separately metered.

(b)         Tenant agrees to cooperate fully at all times with Landlord and to comply with all reasonable regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C.  Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.

(c)          If Tenant requires services in quantities greater than or at times other than that generally furnished by Landlord pursuant to Exhibit C, Tenant shall pay to Landlord, upon receipt of a written statement and supporting documentation and/or billing, the cost of such excess consumption.  Landlord’s charge for such use.  In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord may proceed to install the same at the sole cost of Tenant, payable within thirty (30) days following billing by Landlord.  The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building.  Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor.  In the case of any additional utilities or services to be provided hereunder, Landlord may require additional switch and metering systems to be installed so as to measure the amount of such additional utilities or services.  The cost of installation, maintenance and repair thereof shall be paid by Tenant within thirty (30) days following billing by Landlord.

(d)         Subject to the remaining terms of this Paragraph 7(d), Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s gross negligence or willful misconduct), including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control.  Tenant shall be required to cooperate with the energy conservation efforts of governmental agencies or utility suppliers or those implemented by Landlord.  No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease.  In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly.  No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.  Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.  Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises is caused by Landlord’s negligence or willful misconduct and results in the Premises being unusable by Tenant for the conduct of Tenant’s business, then Basic Annual Rent shall be abated commencing on that date which is five (5) consecutive business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant’s business.  If, however, Tenant reoccupies any portion of the Premises during such abatement period, the Basic Annual Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Basic Annual Rent shall be Tenant’s sole and exclusive remedy at law or in equity in the event of an interruption or cessation of a utility service to the Premises.

(e)          Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services.

(f)           Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s operations and maintenance practices for the Building, whether incorporated into the Rules and Regulations, separate written sustainability policies or otherwise implemented by Landlord, as they may be revised from time to time, addressing energy efficiency; water efficiency; recycling, composting, and waste management; indoor air quality; chemical use; and other best practices adopted by Landlord in connection with the certification of the Building issued pursuant to the applicable Green Building Standard, as hereinafter defined (the “Landlord’s Sustainability Practices”).  All Alterations, additions or improvements to the Premises, to the extent permitted in this Lease, shall be in accordance with Rules and Regulations in effect with respect thereto and the requirements of Landlord’s Sustainability Practices, including the applicable Green Building Standard concerning the environmental compliance of the Building, as the same may change from time to time, and with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord.  Tenant acknowledges that the Building is or may be in the future be certified or rated pursuant to the U.S. EPA’s Energy Star ® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), or operated to meet another standard for high performance buildings adopted by Landlord (collectively, the “Green Building Standard”).  In addition, as contemplated by Nonresidential Building Energy Use Disclosure Program (AB 1103) Landlord may collect and maintain records regarding energy and utilities usage at the Project.  As and when requested by Landlord during the Term, to the extent reasonably available to Tenant, Tenant shall provide Landlord (in the format requested by Landlord and reasonably necessary or desirable to comply with the requirements of the applicable Green Building Standard or any commissioning or retro-commissioning of the Building’s systems or the Nonresidential Building Energy Use Disclosure Program) with data concerning Tenant’s energy consumption, water consumption, and the operation of the Building’s systems.  Such data may include, without limitation, Tenant’s operating hours, the number of on-site personnel, the types of equipment used at the Building (including computer equipment, if applicable), office supply purchases, light bulb purchases, cleaning product materials (both chemicals and paper products), as applicable, and energy use and cost.  Landlord may post such information to its account with the EPA’s ENERGY STAR® program Portfolio Manager and disclose such information to the California Energy Commission, lenders, its constituents, consultants and advisors and prospective purchasers, investors and lenders.  Landlord shall have no liability to Tenant if, once obtained, any such Green Building Standard rating or certification lapses and is not reinstated by Landlord.  In addition, Landlord shall not be required to treat the information collected by Landlord pursuant to this paragraph as confidential and shall have no liability to Tenant on account of the disclosure of such information.  Tenant shall continually during the Term maintain the Premises in accordance with all present and future laws, Landlord’s Sustainability Practices and the standards recommended by the Board of Fire Underwriters applicable to any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof, and shall, at Tenant’s expense, obtain all permits, licenses and the like required by applicable law.

8.                                      NON-LIABILITY AND INDEMNIFICATION; INSURANCE

(a)         Neither Landlord nor the Landlord Parties shall be liable to Tenant for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Landlord or the Landlord Parties, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project, or (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project.  Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof.  This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b)         Except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties, and subject to Paragraph 8(f) below, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord, and its designated property management company, the Landlord Designated Parties, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, partners, representatives, and agents (collectively, the “Landlord Parties”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description, to the extent arising from third-party claims in connection with or arising out of, caused by, or resulting from (in whole or part) any alleged negligence or willful misconduct of Tenant or any Tenant Parties occurring within the Premises during the Lease Term.  This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c)          Except to the extent arising from the negligence or willful misconduct of Tenant or the Tenant Parties, and subject to Paragraph 8(f) below, Landlord hereby agrees to indemnify, protect, defend and hold harmless Tenant and the Tenant Parties from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description, to the extent arising from third-party claims relating to or arising out of, caused by, or resulting from (in whole or part) any alleged negligence or willful misconduct of Landlord or the Landlord Parties occurring during the Lease Term within the Common Areas or within other areas of the Project that are not leased or occupied by tenants or third-party occupants of the Project.  This Paragraph 8(c) shall survive the expiration or earlier termination of this Lease; however, notwithstanding anything herein to the contrary, Landlord’s liability under this Paragraph 8(c) shall be limited to Landlord’s equity interest in the Project.

(d)         The indemnification provided in Paragraphs 8(b) and (c) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(e)          Insurance.

(i)                                     Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage on an occurrence form against bodily injury and disease, including death resulting therefrom, bodily injury and property damage, and premises operations, products/completed operations hazard and contractual coverage (including for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease), to a combined single limit of $1,000,000 to one or more than one person as the result of any one accident or occurrence, $2,000,000 General Aggregate and $2,000,000 Completed Operations Aggregate, with a deductible or self-insured retention under such policy not to exceed $10,000.00, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence, (C) All Risk or Causes of Loss — Special Form property insurance, including fire and extended coverage, earthquake, sprinkler leakage, theft, vandalism, malicious mischief and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises, with a maximum deductible of $25,000.00, (D) Business Interruption Insurance/Loss of Rents, (E) Business Automobile Liability Insurance for all owned, hired, and non-owned in an amount of not less than $1,000,000 combined single limit each accident, and (F) Umbrella / Excess Liability Insurance in an amount of not less than $5,000,000.00.  Landlord (PRII High Bluffs LLC and Collins Corporate Center Partners LLC, as tenants in common), Landlord’s agent, Landlord’s property manager, Mortgagee, and Designated Landlord Parties (defined below) shall be named additional insureds on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in California and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VIII” in Best’s Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies).  EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES.  Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws.  The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage.  If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii)                                  It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder.  Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease.  With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed.  The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord.  Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.  Landlord reserves the right to require additional coverage and increase limits as industry standards change.  Should Tenant engage the services of a contractor, Tenant will make certain that such contractor will carry the insurance required under the applicable provisions of this Lease.  Tenant shall also make certain that all specific entities required are listed in the Tenant’s agreement with the contractor as additional insureds.  The “Designated Landlord Parties” shall include The Prudential Insurance Company of America; PGIM, Inc.; and any designated affiliates of the foregoing, and any other legal or d/b/a name under which the foregoing entities do business from time-to-time.

(iii)                               Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages.  If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(iv)                              Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option earthquake damage coverage terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office buildings owned by similar institutional landlords in the Del Mar Heights/Torrey Hills submarket of San Diego, California and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence.  All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured.  The premiums for any such insurance shall be a part of Operating Costs.

(f)           Mutual Waivers of Recovery.  Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof.  Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease.  Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph.  The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(g)          Business Interruption.  Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of profits suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(h)         Adjustment of Claims.  Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

(i)             Increase in Landlord’s Insurance Costs.  Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(j)            Failure to Maintain Insurance.  Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure.  In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9.                                      FIRE OR CASUALTY

(a)         Subject to the provisions of this Paragraph 9, in the event the Building, Premises, or any Common Areas serving or providing access to the Premises, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises, Building and such Common Areas to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the Lease Term or any extension of the Lease Term.

(b)         Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project:  (i) where the time of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, in the reasonable opinion of Landlord’s architect, exceed two hundred seventy (270) days after the date of damage or destruction; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord’s architect, exceeds $1,000,000; or (iii) where the holder of any mortgage on the Building shall require that the insurance proceeds or any portion thereof be used to retire all or a portion of the mortgage debt; or (v) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises.  Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within ninety (90) days of the date of such damage or destruction.  Within ninety (90) days of the date of such damage or destruction, Landlord shall provide Tenant with a good faith estimate (prepared by Landlord’s architect or contractor) of the time period in which the Premises shall be restored.  If such estimate indicates that the Premises (or access thereto) will not be restored within two hundred seventy (270) days from the date of such damage or destruction (the “270 Day Period”), then Tenant shall be permitted to terminate this Lease by providing written notice to Landlord no later than thirty (30) days after Tenant’s receipt of Landlord’s Restoration estimate.  In the event such estimate indicates that the Premises (including access thereto) can be restored within such 270 Day Period but the Restoration work is not completed within such 270 Day Period, then Tenant may terminate this Lease by delivering written notice to Landlord of its intent to terminate this Lease within thirty (30) days after the expiration of such 270 Day Period but prior to the substantial completion of the Restoration of the Premises (including restoration of access thereto).  If this Lease is not terminated by either Landlord or Tenant pursuant to the foregoing provisions, and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises and/or access thereto).  This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.  Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

10.                               EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking.  In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking.  For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking.  In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit.  In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken.  If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises.  Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant.  Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority.  This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking.  Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a Taking.

11.                               ASSIGNMENT AND SUBLETTING

(a)         Except in connection with a Permitted Transfer, Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than

Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect.  Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease.  In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b)                                 No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment.  Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment.  Except with respect to a Permitted Transfer, if Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord in writing of its desire to do so (the “Assignment/Sublet Notice”) and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning Tenant and the proposed assignee or subtenant.  Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c)                                  If the Tenant proposes to either (i) assign the Lease (other than to a Permitted Transferee) or (ii) sublet any space in the Premises (other than to a Permitted Transferee) which space, when added to the other space in the Premises then being sublet by Tenant (and to space previously recaptured by Landlord pursuant to the terms of this paragraph, if applicable), equals or exceeds ninety percent (90%) of the Rentable Area of the Premises, then at any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the entirety of the Premises (or solely as to the portion of the Premises so proposed to be subleased or assigned).  If the Tenant proposes to sublet any space in the Premises (other than to a Permitted Transferee), which space, when added to the other space in the Premises then being sublet by Tenant (and to space previously recaptured by Landlord pursuant to the terms of this paragraph, if applicable), does not equal or exceed ninety percent (90%) of the Rentable Area of the Premises, but which space is proposed to be sublet for ninety percent (90%) or more of the then-remaining Lease Term, then at any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion being proposed to be sublet, with a proportionate abatement in the Rent payable hereunder; however, in the event Landlord elects to terminate this Lease pursuant to the provisions of this paragraph, then Tenant may, within five (5) business days of Landlord’s election, provide written notice to Landlord rescinding its request to sublease or assign the Lease as so proposed and, in such case, Landlord’s election to terminate this Lease shall be rendered null and void and the Lease shall continue in full force and effect.

(d)         Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)                                     The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii)                                  The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii)                               The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv)                              Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v)                                 The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

(vi)                              The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project;

(vii)                           [Intentionally deleted];

(viii)                        the net effective rent payable by the assignee or sublessee (adjusted on a square foot of Rentable Area basis) is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size space for a comparable period of time;

(ix)                              In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or

(x)                                 The assignee or sublessee violates the provisions set forth in Section 19(cc) and 19(dd) of this Lease or fails to make the representations set forth therein.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.  Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

(e)          Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease.  Excluding subleases or assignments to a Permitted Transferee (hereinafter defined), in the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, fifty percent (50%) of all such excess Rent and other excess consideration within thirty (30) days following receipt thereof by Tenant.  Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease to its Tenant Affiliate (defined below) or to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord’s reasonable discretion (a “Permitted Transfer”; any such transferee, a “Permitted Transferee”):  (1) the assignment is for a good faith business purpose and not principally to avoid liability under the Lease; (2) no uncured event of default exists under this Lease; (3) such Permitted Transferee shall have a Tangible Net Worth which is at least equal to the greater of Tenant’s Tangible Net Worth at the Date of this Lease; (4) no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed assignment; (5) such Permitted Transferee’s use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) neither the assignment nor any consideration payable to Landlord in connection therewith adversely affects any pension fund or ERISA qualification tests applicable to Landlord; and (7) such Permitted Transferee is not and has not been involved in litigation with Landlord; and (8) Tenant shall give Landlord ten (10) business days of advance written notice of the proposed assignment, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Paragraph 11 have been satisfied, including if applicable, the qualification of such proposed assignee as a Tenant Affiliate (if to a Tenant Affiliate, such Tenant Affiliate shall remain a Tenant Affiliate throughout the Term; any change in affiliation shall be deemed a transfer under this Lease requiring Landlord’s prior written consent).  The term “Tenant Affiliate” means any person or entity controlling, controlled by or under common control with Tenant.  The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity, or the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity. “Tangible Net Worth” shall be defined as the physical worth of an entity, by adding together such entity’s total physical, tangible assets, determined in accordance with generally accepted accounting principles (after deducting proper reserves), and subtracting the value of all liabilities and intangible assets (including goodwill, patents, trademarks, licenses, treasury stock, copyrights or any write-up in the book value of any assets). If requested by Landlord, the Permitted Transferee shall sign a commercially reasonable form of assumption agreement.

(f)           If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord.  No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g)          If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Two Thousand Dollars ($2,000.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent.  Acceptance of the Two Thousand Dollar ($2,000.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(h)         Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code.  All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(i)             Notwithstanding anything in this Lease to the contrary, no assignment, sublease or other transfer of this Lease or the Premises by Tenant (with or without the consent of Landlord), nor any consideration payable to Landlord in connection therewith, may adversely affect any pension fund or ERISA qualification tests applicable to Landlord, including the covenants set forth in Sections 19(cc) and (dd) of this Lease, and any assignment, sublease or other transfer that adversely affects such qualification tests shall be void and of no effect.  Upon any assignment, sublease or other transfer of this Lease or the Premises by Tenant, the applicable assignee, sublessee or transferee, shall automatically be deemed to have remade the representations set forth in Sections 19(cc) and (dd) of this Lease and, upon Landlord’s prior written request, shall expressly remake such representations in writing to Landlord.

12.                               DEFAULT

(a)         Events of Default.  The occurrence of any one or more of the following events and continuance thereof beyond the applicable notice or cure periods specified below shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant:

(i)                                     Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Tenant’s receipt of written notice from Landlord; provided, however, in connection with Tenant’s regular monthly installment of Basic Annual Rent or Tenant’s regular monthly installment of estimated Operating Costs, Landlord shall only be obligated to provide such written notice to

Tenant two (2) times within any consecutive twelve (12) month period and in the event Tenant fails to timely pay a regular monthly installment of Basic Annual Rent or a regular monthly installment of estimated Operating Costs for a third time during any consecutive twelve (12) month period, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease;

(ii)                                  the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in clause (i) Paragraphs 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default), or, in the case of Tenant’s failure to comply with or observe the same obligation of this Lease more than two (2) times during any consecutive twelve (12) month period (as evidenced by Landlord’s assertion of the same substantive breach in two (2) written notices to Tenant), upon the occurrence of the third and all subsequent such failures (i.e. the same substantive breach specified in Landlord’s prior written notices to Tenant), without notice from Landlord;

(iii)                               the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors;

(iv)                              the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days);

(v)                                 the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days;

(vi)                              the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

(vii)                           any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect;

(viii)                        Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

(ix)                              Abandonment of the Premises by Tenant, in accordance with California Civil Code Section 1951.

Any notice sent by Landlord to Tenant pursuant to this Paragraph 12(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

(b)         Landlord’s Remedies; Termination.  In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the California Civil Code.  In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)                                     the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)                                  the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)                              any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs (including Landlord’s Construction Allowance); attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in subparagraphs (i) and (ii) of Paragraph 12(b) above, the “worth at the time of award “ is computed by allowing interest at the Default Rate (as defined below).  As used in subparagraph (iii) of Paragraph 12(b) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by applicable law.

(c)          Landlord’s Remedies; Re-Entry Rights.  In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by applicable law.  No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d)         Continuation of Lease.  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(e)          Landlord’s Right to Perform.  Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent.  If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for five (5) days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within fifteen (15) days after written notice therefor as additional rent.

(f)           Interest.  If any monthly installment of Rent or Operating Costs, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid.  All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

(g)          Late Charges.  If any monthly installment of Annual Basic Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, then Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law; provided, however, with regard to the first such failure in any consecutive twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) days following Tenant’s receipt of written notice from Landlord that the same was not received when due.  The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments.  Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(h)         Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(i)             Tenant’s Waiver of Redemption.  Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

(j)            Costs Upon Default and Litigation.  Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses.  If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13.                               ACCESS; CONSTRUCTION

Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises and/or access thereto.  In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets.  Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations.  Upon at least twenty-four (24) hours’ prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical and without material additional cost.  For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed.  For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request).  Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant.  Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.  Landlord acknowledges that Tenant possesses within the Premises paper documents, paper files, and paper information containing patient information (collectively, the “Patient Files”) as well as electronic medical records of its patients/clients (which, with the Patient Files, are collectively “Patient Records”) that are required to be maintained and secured in accordance with certain state and federal laws including the Healthcare Insurance Portability and Accountability Act (“HIPAA”).  During the Term of the Lease, Landlord shall use commercially reasonable efforts not to disturb or access the Patient Records, but the foregoing shall not limit Landlord’s access into all areas of the Premises for the performance of services or for the enforcement or exercise of Landlord’s rights in accordance with the Lease.

14.                               BANKRUPTCY

(a)         If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)         If, after the Commencement Date, or if at any time during the Lease Term, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(c)          In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default.  For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

15.                               SUBSTITUTION OF PREMISES

Subject to the conditions specified in this Paragraph 15, Landlord shall have the one-time right, without Tenant’s consent, on one hundred eighty (180) days’ prior written notice to Tenant, to move Tenant to other space within the Building (the “Substitute Premises”), which Substitute Premises shall (a) contain at least substantially the same Rentable Area as the Premises, (b) contain tenant improvements at least equal in quality to those in the Premises, and (c) be made available to Tenant at the then current rental rate for such space, provided, however, in no event shall Tenant’s then existing monetary obligations under this Lease be increased (beyond what they otherwise would have been for the same period of the Lease Term) as a result of such relocation of the Premises to the Substitute Premises.  Landlord shall pay to Tenant all reasonable out-of-pocket expenses paid by Tenant to third-parties (as evidenced by invoices and other supporting documentation reasonably acceptable to Landlord) in connection with such relocation (including, but not limited to, the out-of-pocket expenses for replacement (of similar type, price and quality) of then on-hand stationery, which stationery expenses shall be capped at a maximum of $5,000.00 in the aggregate, and telephone installations).

16.                               SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a)         Tenant agrees that this Lease shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises.  Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination.  In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest.  Furthermore, Tenant shall within ten (10) days of written demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within ten (10) days of written demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease.  Notwithstanding the foregoing, for any future Security Document encumbering the Project, Landlord agrees to make commercially reasonable efforts, within the forty-five (45) day period following the recordation of such Security Document, to deliver to Tenant a subordination, attornment and non-disturbance agreement from the holder of such new Security Document on such holder’s standard form (the “SNDA”); provided, however, that notwithstanding the foregoing to the contrary, Landlord shall have no liability to Tenant and the subordination of this Lease as provided in this Paragraph 16(a) shall be unaffected if, in spite of such Landlord’s commercially reasonable efforts during said 45-day period, Landlord is unable to obtain the SNDA.  Tenant agrees that any costs associated with obtaining the SNDA shall be paid by Tenant within fifteen (15) days after Landlord’s written request therefor.

(b)         If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Lease Term then remaining).  Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c)          [Intentionally omitted.]

(d)         Tenant shall, upon not less than ten (10) business days’ prior notice by Landlord, but no more than once per calendar year (except in connection with a sale or finance of the Building or Project), execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of the certificate attached hereto as Exhibit E.  Tenant’s failure to execute and deliver such certificate within such time shall, at the option of Landlord, constitute a material default under this Lease.  If Tenant fails to timely execute such certificate, then Tenant shall pay to Landlord a late fee of $500 per day for each day of delay in returning such certificate, provided, however, that the amount of such late fee will be doubled every sixth (6th) business day after which the late fee becomes applicable (or the last such doubling, as applicable) until the day Landlord receives an executed original of the estoppel certificate.  The remedies in this paragraph are cumulative with and in addition to the other remedies set forth in this Lease and are not in lieu of each other or any other remedy.  Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

17.                               SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a)         In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease that arises or accrues after the date of such transfer (to the extent that such obligations are assumed by the transferee).  If the Security Deposit has been deposited  by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)         Landlord shall be in default of Landlord’s obligations hereunder if Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c)          Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this

Lease.  Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord.  Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease.  Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

(d)         As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary).

18.                               PARKING; COMMON AREAS

(a)         Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers, employees, and invited guests only.  Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion.  The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas.  Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking.  Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas.  Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b)         Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”).  The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project.  Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project.  If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons.  Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.  Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable obstruction of access to or use of the Premises resulting therefrom.  In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project.  Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas.  This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c)          Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification).  In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord.  In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises.  The Rentable Area of the Project is subject to adjustment by Landlord from time to time to reflect any re-measurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Project as designated by Landlord.  Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair.  Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Project.

19.                               MISCELLANEOUS

(a)         Attorneys’ Fees.  In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action.  Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b)         Waiver.  No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant.  No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord.  The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises.  The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)          Notices.  Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery.  Notices may not be given by facsimile.  The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected).  If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.  All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises.  Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d)         Access Control.  Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any.  IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY.  Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord.  The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant.  Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e)          Storage.  Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage.  Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f)           Holding Over.  If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election, become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent applicable during the last rental period of the Lease Term under this Lease.  The Basic Annual Rent for any holdover period shall be due and payable on a monthly basis and shall not be prorated for any partial months.  All other payments (including payments of Additional Rent) shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over, including, without limitation, any claim made by any succeeding tenant based thereon.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g)          Condition of Premises.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT.  THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)                                     ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED; AND

(ii)                                  WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h)         Quiet Possession.  Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without interference by any persons lawfully claiming by or through Landlord, subject to the provisions of this Lease.

(i)             Matters of Record.  Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions.  Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record.  Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant.  At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j)            Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(k)         Brokers.  Landlord has entered into an agreement with Landlord’s Broker specified in Item 12 of the Basic Lease Provision as representing Landlord, and Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract.  Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary.  Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and Tenant’s Broker specified in Item 12 of the Basic Lease Provision as representing Tenant.  Any commissions or fees payable to Tenant’s Broker with respect to this Lease shall be paid exclusively by Landlord’s Broker.  Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease.  Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein.  Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein.  The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

(l)             Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.  Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the

Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(m)     Examination of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n)         Time.  Time is of the essence of this Lease and each and all of its provisions.

(o)         Defined Terms and Marginal Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents.  If more than one person is named as Tenant the obligations of such persons are joint and several.  The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p)         Conflict of Laws; Prior Agreements; Separability.  This Lease shall be governed by and construed pursuant to the laws of the State of California.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease.  No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q)         Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  Tenant shall, within ten (10) days following request by Landlord, deliver to Landlord reasonably satisfactory evidence of such authority.  Landlord hereby represents and warrants that Landlord is a duly formed and existing entity and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.  Landlord shall, within ten (10) days following request by Tenant, deliver to Landlord reasonably satisfactory evidence of such authority.  This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r)            Joint and Several Liability.  If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.  In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s)           Rental Allocation.  For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t)            Rules and Regulations.  Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant.  Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

(u)         Joint Product.  This Lease is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys.  Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v)         Financial Statements.  Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(w)       Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of Exhibit B to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x)         Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

(y)         Union Contracts.  Following notice from Landlord of any union contracts affecting the Land or the Project, Tenant agrees that the exercise of its rights pursuant to the provisions of Paragraph 4 of this Lease or any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate such union contracts, nor create any lawful work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Project.

(z)          Office and Communication Services.  Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”).  Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.  Tenant acknowledges and agrees that:  (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Basic Annual Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(aa)  Counterparts.  This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(bb)                          Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE

OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.  Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

(cc)    OFAC Compliance.

(i)                                     Certification.  Tenant certifies, represents, warrants and covenants to Landlord and the Designated Landlord Parties that:

(A)       Tenant is not, and shall not during the Lease Term become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including, without limitation, persons and entities named on the Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).

(B)       To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings with, or otherwise associated with, any Prohibited Persons, nor otherwise engaged in any activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building.  Tenant will not, during the Lease Term, engage in any transactions or dealings with, or be otherwise associated with, any Prohibited Persons, nor will Tenant engage in any other activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building.  If at any time after the date hereof Tenant becomes a Prohibited Person, then Tenant shall notify Landlord within five (5) business days after becoming aware of such designation.

(C)       If Tenant breaches any representation or covenant set forth in this Section, or Tenant hereafter becomes a Prohibited Person, then in any such event, same shall constitute an event of default under the Lease, entitling Landlord to any and all remedies under the Lease or at law or in equity (including the right to terminate the Lease), without affording Tenant any notice or cure period.  Notwithstanding any provision in this Lease to the contrary, the representations, warranties, covenants and agreements set forth in this Section are intended to inure to the benefit of both Landlord and the Designated Landlord Parties and the Designated Landlord Parties shall be entitled to rely hereon and enforce the provisions of this Section.

(ii)                                  Indemnity.  Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(dd)  ERISA.  Tenant hereby represents and warrants to Landlord and the Designated Landlord Parties that:

(i)                                     Neither Tenant nor any of its “affiliates” (within the meaning of Part VI(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended (“PTE 84-14”)) has, or during the immediately preceding year has exercised the authority to:

(ii)                                  appoint or terminate any Designated Landlord Party as investment manager over assets of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) invested in Landlord; or

(iii)                               negotiate the terms of a management agreement (including renewals or modifications thereof) with any Designated Landlord Party on behalf of any such plan invested in Landlord;

(iv)                              Tenant is not “related” to any Designated Landlord Party (as determined under in Part VI(h) of PTE 84-14);

(v)                                 Tenant has negotiated and determined the terms of this Lease at arm’s length, as such terms would be negotiated and determined by the Tenant with unrelated parties; and

(vi)                              Tenant is not an “employee benefit plan” as defined in Section 3(3) of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plan.

Notwithstanding any provision in this Lease to the contrary, the representations, warranties, covenants and agreements set forth in this Section are intended to inure to the benefit of both Landlord and the Designated Landlord Parties and the Designated Landlord Parties shall be entitled to rely hereon and enforce the provisions of this Section.

(ee)    Disclosures.

(i)                                     CASp Disclosure.  As of the Date of this Lease, neither the Building nor the Project has undergone inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy Tenant, if requested by Tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.  Except as otherwise expressly agreed upon in writing by Landlord, neither Landlord nor the Designated Landlord Parties shall have any obligation for the payment of the CASp fee or the cost of making repairs pursuant thereto, nor shall Landlord or the Designated Landlord Parties have any liability to Tenant arising out of or related to the fact that neither the Project nor the Building has been inspected by a CASp, and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Project as a result of or in connection therewith, except as otherwise expressly set forth in this Lease.

(ii)                                  Proposition 65.  Chemicals known to the State of California to cause cancer and reproductive harm are present at the Project.

(ff)      Cannabis.  Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis.  Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both.  Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a default that is not subject to cure, and Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such default.

(gg)    Signage.  Tenant shall have the signage rights set forth in Exhibit H to this Lease.

(hh)  One Extension Option at Market.  Tenant shall have the right to extend the Term of the Lease, beyond the Initial Term, for one (1) period of sixty (60) months, in accordance with and subject to the terms and provisions of Addendum One attached hereto and incorporated herein for all purposes.

(ii)          Right of First Offer.  Tenant shall have the right of first offer to that certain rentable space that is contiguous to the Premises in accordance with and subject to the terms and provisions of Addendum Two attached hereto and incorporated herein for all purposes.

(jj)        Contingency.  Landlord is currently in the process of negotiating a Lease Surrender and Termination Agreement (the “Termination”) with the current tenant of the Premises (the “Current Tenant”).  Any rights of the Current Tenant shall be terminated upon the execution of the Termination and, therefore, notwithstanding anything herein to the contrary, the effectiveness of this Lease is conditioned upon and contingent upon the execution of the Termination by the Current Tenant.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN

PRII HIGH BLUFFS LLC AND COLLINS CORPORATE CENTER PARTNERS, LLC,

AS TENANTS IN COMMON, AS LANDLORD,

AND

XENCOR, INC., AS TENANT

IN WITNESS WHEREOF, intended to be legally bound hereby, the parties hereto, by their duly authorized representatives, have executed and sealed this Lease with the intention that this Lease constitutes an instrument under seal, and that the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”			“TENANT”

PRII HIGH BLUFFS LLC, AND COLLINS CORPORATE CENTER PARTNERS, LLC, AS TENANTS IN COMMON			XENCOR, INC., a Delaware corporation

By:	PRII BLUFFS LLC,
a Delaware limited liability company,
	as Owner Agent		By:	/s/ Bassil I. Dahiyat
			Name:	Bassil I. Dahiyat
By:	Cognac High Bluffs LLC,		Title:	President and Chief Executive Officer
	a Delaware limited liability company,		Date:	June 9, 2017
its managing member

By:

The Prudential Insurance Company of America, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA II, its sole member

	By:	/s/ Jeff Mills
	Name:	Jeff Mills
	Title:	Vice President
	Date:	6/21/2017

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

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EXHIBIT A-2

PROJECT SITE PLAN

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EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between PRII HIGH BLUFFS LLC, AND COLLINS CORPORATE CENTER PARTNERS, LLC, AS TENANTS IN COMMON, as Landlord, and XENCOR, INC., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a)                                 Tenant Improvements; Landlord’s Construction Allowance.  The leasehold improvements to be constructed by Tenant (the “Tenant Improvements”), at Tenant’s sole cost and expense (except for the Landlord’s Construction Allowance), shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Exhibit B.

Landlord shall have no obligation to construct or to pay for the construction of the Tenant Improvements.  However, Landlord agrees to contribute toward the cost of construction of the Tenant Improvements the cash sum of up to the Landlord’s Construction Allowance.  Notwithstanding anything in this Lease or in this Work Letter to the contrary, if construction of the Tenant Improvements is not completed within twelve (12) months following the Date of this Lease (the “Construction Termination Date”), then Landlord’s obligation to provide the Landlord’s Construction Allowance shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance.  The Landlord’s Construction Allowance will be reduced by any construction management or consulting or architectural fees incurred by Landlord.  Except as otherwise set forth in this Work Letter, the construction costs that may be reimbursed from the Landlord’s Construction Allowance shall include only the following: costs of labor, equipment, supplies and materials furnished for construction of the Tenant Improvements; governmental fees and charges for required permits, plan checks, and inspections for the Tenant Improvements; charges of Tenant’s design professionals; and charges of Landlord’s design professionals for review of plans and monitoring of construction or installation of the Tenant Improvements.  Except as otherwise set forth in this Work Letter, no other costs, fees or expenses of the Tenant Improvements shall be reimbursable out of the Landlord’s Construction Allowance.

Except as otherwise set forth in this Work Letter, Landlord’s payment of the Landlord’s Construction Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied: (i) the Tenant Improvements shall have been completed in accordance with the Final Plans (as hereinafter defined); (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Tenant Improvements have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Tenant Improvements; (iv) Tenant shall have delivered to Landlord a final certificate of occupancy for the Premises; (v) Tenant shall not then be in default of any of the provisions of the Lease; and (vi) Tenant shall have occupied and opened for business at the Premises.  If the actual cost of the Tenant Improvements is less than the Landlord’s Construction Allowance, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Tenant Improvements and Landlord’s Construction Allowance, except as expressly set forth in Paragraph (g) below.

(b)                                 Preparation and Review of Plans for Tenant Improvements.  Tenant has retained a space planner (the “Space Planner”), and the Space Planner has prepared (or will prepare) certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements in the Premises to be installed in the Premises by a general contractor selected by Tenant pursuant to this Work Letter.  Tenant shall deliver the Temporary Plans to Landlord within ten (10) days after the execution of this Lease by Tenant.  Landlord shall have five (5) business days after Landlord’s receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans.  If Landlord fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Landlord shall be deemed to have rejected the Temporary Plans as submitted.  Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans.  Such process shall be repeated twice and if at such time final approval by Landlord of the proposed

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Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, to reflect Landlord’s objections or comments.  Once Landlord has approved the Temporary Plans, the approved Temporary Plans shall be thereafter known as the “Final Plans”.  The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises.  The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.  Tenant, using the Space Planner, shall prepare or cause to be prepared and submitted the Final Plans, concurrently, and in each case by receipted courier or delivery service, to Landlord’s construction representative (“Landlord’s Construction Representative”), and Landlord’s offices for Landlord’s review and approval, which shall be consistent with the description of the Tenant Improvements set forth in the Temporary Plans.

Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints.  The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction.  Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Space Planner, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant Improvements, including, without limitation, any and all additional plans related to Tenant’s specific use of the Premises, or as may be required by local city ordinance or building code.

Tenant shall submit all Final Plans concurrently to Landlord’s construction representative and offices, as designated above, for Landlord’s review and approval.  Landlord shall have five (5) business days after Landlord’s receipt of the proposed Final Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans.  If Landlord fails to give written comments to or approve the Final Plans within such five (5) business day period, then Landlord shall be deemed to have rejected the Final Plans as submitted.  Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Final Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans.  Such process shall be repeated as necessary until final approval by Landlord of the proposed Final Plans has been obtained.  Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord’s construction representative to receive plans delivered by Tenant to Landlord.  In the event that Tenant disagrees with any of the changes to the proposed Final Plans required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans.  If such Final Plans are not resolved by Landlord and Tenant, then Tenant shall accept Landlord’s final changes to the proposed Final Plans.  For purposes hereof, “business days” shall be all calendar days except Saturdays and Sundays and holidays observed by national banks in the State in which the Premises are situated.

Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises.

As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant Improvements, if Tenant elects to proceed with a “fast track” construction) are mutually

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agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant Improvements (or such portion thereof, as applicable).  Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

(c)                                  Construction of the Tenant Improvements.  Construction or installation of the Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the “Tenant’s Contractor,” whether one or more), pursuant to a written construction contract negotiated and entered into by and between the Tenant’s Contractor and Tenant and approved by Landlord.  Each such contract shall (i) obligate Tenant’s Contractor to comply with all rules and regulations of Landlord relating to construction activities in the Building, (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant’s Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant’s Contractor with respect to the work performed thereunder and the obligation of the Tenant’s Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such contract, (iv) evidence the agreement of the Tenant’s Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction, and (v) evidence the waiver and release by the Tenant’s Contractor of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Building as a result of the work performed or to be performed thereunder (and obligating the Tenant’s Contractor to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to the contract).

Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant Improvements must be performed by the Landlord’s Building roofing contractor.  All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant Improvements, payable in accordance with the provisions of this Exhibit B.  Tenant or Tenant’s Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Tenant Improvements.

Tenant specifically agrees to carry, or cause the Tenant’s Contractor to carry, during all such times as the Tenant’s work is being performed, (a) builder’s risk completed value insurance on the Tenant Improvements, in an amount not less than the full replacement cost of the Tenant Improvements, (b) a policy of insurance covering commercial general liability, in an amount not less than One Million Dollars ($1,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, and (c) workers’ compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant’s Contractor may have against Landlord.  Tenant shall not commence construction of the Tenant Improvements until Landlord has issued to Tenant a written authorization to proceed with construction after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant Improvements and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract for the Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder).  All of the construction work shall be the responsibility of and supervised by Tenant.

(d)                                 Requirements for Tenant’s Work.  All of Tenant’s construction with respect to the Premises shall be performed in substantial compliance with this Exhibit B and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials.  All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements.  All materials utilized in the construction of Tenant’s work must be confined to within the Premises.  All trash and construction debris not

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located wholly within the Premises must be removed each day from the Project at the sole cost and expense of Tenant.  Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit B.  If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed.  Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

(e)                                  No Liens; Indemnification.  Tenant shall have no authority to place any lien upon the Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect.  If, because of any actual or alleged act or omission of Tenant, or Tenant’s Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof.  With respect to the contract for labor or materials for construction of the Tenant Improvements, Tenant acts as principal and not as the agent of Landlord.  Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant.  Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building.  No contractor of Tenant is intended to be a third-party beneficiary with respect to the Landlord’s Construction Allowance, or the agreement of Landlord to make such Landlord’s Construction Allowance available for payment of or reimbursement for the costs of construction of the Tenant Improvements.  Tenant agrees to indemnify, defend and hold Landlord, the Premises and the Project, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Premises.  Any Default by Tenant under this Exhibit B shall constitute a default by Tenant under the Lease for all purposes.  Additionally, any approval given by Landlord with respect to the Tenant Improvements or the Final Plans and/or any monitoring of the construction of the Tenant Improvements by Landlord shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any such matters.

(f)                                   Substantial Completion.  “Substantial Completion” (or any grammatical variant thereof) of construction of the Tenant Improvements shall be defined as (i) the date upon which Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, and (ii) the date upon which a temporary certificate of occupancy (or its equivalent) is issued for the Premises by the appropriate governmental authority.  After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises.  The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

(g)                                  Excess Allowance.   Notwithstanding anything herein to the contrary, Landlord agrees that, upon Tenant’s written request and subject to the further terms of this Paragraph (g), Tenant shall have the right to have up to One Hundred Seventy-Eight Thousand, Ninety-Five and No/100 Dollars ($178,095.00.00) of the Landlord’s Construction Allowance credited towards the first monthly installment(s) of Basic Annual Rent becoming due hereunder after delivery of Tenant’s written request and/or disbursed to Tenant as a reimbursement of Tenant’s moving, soft costs, and/or the data cabling/networking expenses paid by Tenant to third parties in connection with Tenant’s move to the Premises.  In the event Tenant desires any such credit and/or reimbursement, Tenant shall notify Landlord in writing of the amounts that Tenant wants credited and/or reimbursed (and, if reimbursed, Tenant shall include actual copies of paid invoices reflecting amounts Tenant desires to have reimbursed) prior to the

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Construction Termination Date, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have credited and/or reimbursed prior to the Construction Termination Date, Tenant shall not be entitled to any such credit and/or reimbursement and all such Excess Allowance shall belong to Landlord and Tenant shall have no rights thereto.

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EXHIBIT C

STANDARDS FOR UTILITIES AND SERVICES

The following are the Project Standards for Utilities and Services.  Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

1.              As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease (beyond the expiration of all applicable notice and cure periods), Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C:

(a)         Provide automatic elevator facilities on Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturday from 9:00 A.M. to 1:00 P.M., excepting state and federal holidays (hereinafter referred to as “Business Hours”), and provide one (1) automatic elevator at all other times.

(b)         Provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning (HVAC), when and to the extent, in the reasonable judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes.  Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in this Exhibit C, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays.  Any after-hours request by Tenant shall be subject to the following: (i) such request must be made at least one (1) business day in advance, (ii) such request must observe Landlord’s minimum hours requirement and all requests in excess of such minimum hours requirement shall be increments of one (1) hour, (iii) Tenant shall pay, as additional rent and upon demand, Landlord’s standard charge for such usage (currently $35.00 per hour per suite), and (iv) Tenant understands that the Premises may not be separately zoned for HVAC and Tenant shall pay the charge specified in clause (iii) notwithstanding that the provision of after-hours HVAC results in HVAC being provided to other space in the Building or that other tenants of the Building are also paying a charge for after-hours HVAC.

(c)          Replacement of all standard fluorescent bulbs in all areas and all incandescent bulbs in public areas, rest room areas, and stairwells.

(d)         Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant.  Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.

2.              No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion.  In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used.  Any permitted installations shall be made under Landlord’s supervision.

3.              Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

4.              Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems.  Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

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EXHIBIT D

BUILDING RULES AND REGULATIONS

1.              The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress.  The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities.  No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2.              No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.  Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord.

3.              No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord.  If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord.  The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.              The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.  Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains.  Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.  Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises.  Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5.              The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.              No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project.  No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.              No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit.  No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises.  Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8.              The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord.  No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.  The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9.              No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.  No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10.       No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

11.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof.  Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing  the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.       All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord.  The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord.  Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.       No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord.

14.       Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15.       Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord.  Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the

Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16.       Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.       All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.       The requirements of Tenant will be attended to only upon application to the Project Management Office.

19.       Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20.       All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21.       No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.       There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23.       No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24.       The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25.       If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced.  No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

26.       The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises.  “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe-shining services.  Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees.  If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27.                               The Building is a non-smoking building.  Smoking (including the use of any e-cigarettes or similar devices) is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure.  This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other public/common area, as well as to all areas within the leased premises by Tenants.  Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

28.       The Building and Project is a weapons free environment.  No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.

PARKING RULES AND REGULATIONS

In addition to the Building Rules and Regulations, the following rules and regulations shall apply with respect to the use of the Building’s parking facilities.

1.                                      Every parker is required to park and lock his/her own vehicle.  All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2.                                      Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project.  Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.                                      Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.                                      No overnight or extended term storage of vehicles shall be permitted.

5.                                      Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.                                      All directional signs and arrows must be observed.

7.                                      The speed limit within all parking areas shall be five (5) miles per hour.

8.                                      Parking is prohibited:  (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9.                                      Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time.  Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10.                               Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11.                               Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12.                               The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13.                               Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease.  Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14.                               Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15.                               Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16.                               Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities.  Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

EXHIBIT E

FORM ESTOPPEL CERTIFICATE

The undersigned,                         , a               (“Tenant”), the tenant under that certain Office Lease dated                , between Tenant and              , a          , as landlord (“Landlord”) hereby certifies as follows:

1.              The Premises (the “Premises”) under the Lease is Suite      ,                             .

2.              The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated                            (copies of which are attached).

3.              The Lease has not been assigned, encumbered, subleased or transferred in any manner other than:                                                                                                                                                    .

4.              The Commencement Date of the Lease is                                 and the expiration date of the Lease is              .  There are no options to extend the Lease Term beyond such expiration date other than                          .

5.              The present monthly Rent under the Lease is $             , consisting of $          per month of Basic Annual Rent and $            per month of estimated payments of Tenant’s Proportionate Share of Operating Costs.  The sum of $            , representing     month’s Rent has been paid in advance; therefore, Rent under the Lease has been paid through the month of              .

6.              Tenant’s Proportionate Share of Operating Costs is currently       %.  The estimated monthly payments of Tenant’s Proportionate Share of Operating Costs have been paid through                     .

7.              The security deposit held by Landlord under the Lease is $              .

8.              The Premises are presently occupied by Tenant.

9.              Tenant acknowledges and agrees that any and all tenant improvements or allowances required to be performed or provided by Landlord have been performed or satisfied, except as follows:                             ..

10.       To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease.

11.       Tenant makes this statement for the benefit and protection of                with the understanding that                   intends to rely on this statement in connection with               .

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IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of                        .

“TENANT”

,
a

By:
Name:
Title:

E-2

EXHIBIT F

TENANT COMMENCEMENT CERTIFICATE

To:	(“Landlord”)

From:	(“Tenant”)

Date:	, 20

RE:                           Property Address:

The undersigned, as an authorized representative of the Tenant under that certain Lease (the “Lease”) dated                , 20   , as modified (if applicable) by amendment(s) dated                , 20   , hereby certified that:

1.              The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.              The Commencement Date of the Lease was                 .

3.              The expiration date of the Lease is                   .

4.              The Lease is in full force and effect and has not been modified or amended.

5.              Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

TENANT

,
a

By:
Name:
Title:

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EXHIBIT G

AMERICANS WITH DISABILITIES ACT

Landlord shall be responsible for performing any repairs to the Common Areas of the Project so that the Common Areas comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}), and any other applicable or related law, code or ordinance applicable to the Common Areas of the Project, as the same are amended from time to time (collectively, the “Disability Acts”); however, notwithstanding the foregoing, Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which are required to be made to the Premises to cause the same to comply with the Disability Acts or which are required to the Building or Project (outside the Premises) to accommodate Tenant’s employees, invitees and customers as a result of any Alterations performed by or on behalf of Tenant or as a result of Tenant’s specific use of the Premises.  No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under any of the Disability Acts and any provision to the Lease which could arguably be construed as authorizing a violation of any of the Disability Acts shall be interpreted in a manner which permits compliance with such Disability Acts.

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EXHIBIT H

SIGNAGE

(a)         Directory Board Listing.  Tenant shall be entitled, at Landlord’s expense, to one (1) building standard directory listing on the Building’s main lobby directory, the location of which directory shall be in Landlord’s sole and absolute discretion.

(b)         Interior Suite Signage.  Tenant shall be entitled to one (1) interior building standard suite sign located at the entrance to the Premises (the “Suite Sign”).  The initial installation of the Suite Sign shall be at Landlord’s expense, but any repairs or replacements thereto shall be at Tenant’s sole cost and expense.

(c)          Monument Sign.  Provided that (x) Tenant is the Tenant originally named herein, (y) Tenant is leasing and actually occupies the entirety of the Premises, and (z) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute a default has occurred and is continuing, then,  Landlord, at Tenant’s sole cost and expense, shall install one (1) panel of Tenant’s signage on the monument sign of the Building, the location of which shall be in Landlord’s sole and absolute discretion (the “Monument Sign”).  The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the Monument Sign shall be at Tenant’s sole cost and expense.  The Monument Sign shall be in compliance with all applicable Laws, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Building and Land (collectively, the “Applicable Rules and Restrictions”).  Tenant shall be responsible for the costs to maintain the Monument Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of this Lease or Tenant’s right of possession under this Lease, Tenant shall pay for and cause the removal of the Monument Sign and restore the Building to the condition immediately prior to the installation of the Monument Sign, at Tenant’s sole cost and expense.  In the event Tenant fails to pay for or cause the removal of the Monument Sign, Landlord shall have the right to remove the Monument Sign and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor.  Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights to the Monument Sign by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns this Lease (except to a Permitted Transferee), (2) subleases any portion of the Premises (except to a Permitted Transferee), or (3) suffers an event of default of any term or condition of this Lease (beyond the expiration of all applicable notice and cure periods).  In the event Landlord terminates Tenant’s rights to the Monument Sign as provided for in the immediately preceding sentence, Tenant shall remove the Monument Sign from the Building and Land, and repair any damage to the Building and Land caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the Monument Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the Monument Sign and Landlord shall have the right to dispose of the Monument Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto).  The terms and provisions of this Exhibit H shall survive the expiration or earlier termination of this Lease.

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ADDENDUM ONE

ONE EXTENSION OPTION AT MARKET

(a)                                 Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein or an assignee that is a Permitted Transferee, (ii) Tenant or a Permitted Transferee actually occupies at least seventy-five percent (75%) of the Premises initially demised under this Lease, and (iii) no event of default exists (beyond the expiration of all applicable notice and cure periods), then Tenant shall have the right to extend the Lease Term for an additional term of sixty (60) months (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Initial Term (hereinafter referred to as the “Commencement Date of the Extension Term”).  Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Initial Term.

(b)                                 The Basic Annual Rent payable by Tenant to Landlord during the Extension Term shall be the Market Rent (as defined below).  For purposes of this Lease, the term “Market Rent” shall mean the then prevailing market rate for comparable space in the Project and comparable buildings in the Del Mar Heights/Torrey Hills submarket of San Diego, California, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant.

(c)                                  The determination of Market Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Costs and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Costs and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

(d)                                 Landlord shall notify Tenant of its determination of the Market Rent for the Extension Term, and Tenant shall advise Landlord of any objection within ten (10) days of receipt of Landlord’s notice.  Failure to respond within the ten (10) day period shall constitute Tenant’s acceptance of such Market Rent.  If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Market Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice.  If the parties cannot agree during such 30-day period, each acting in good faith but without any obligation to agree, then the arbitration procedure provided below shall determine the Market Rent.

(e)                                  Arbitration to determine the Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association.  Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party.  The parties shall initiate the arbitration process by sending written notice to the Regional Office of the American Arbitration Association.  Landlord and Tenant shall each submit to the arbitrator their respective proposal of Market Rent.  The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount.  The cost of the arbitration shall be borne equally.  If the arbitrator has not determined the Market Rent as of the end of the Initial Term, Tenant shall pay one hundred five percent (105%) of the Basic Annual Rent in effect under the Lease as of the end of the Initial Term until the Market Rent is determined as provided herein.  Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f)                                   The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum One and to enter judgment upon the decision of the arbitrator.

(g)                                  Except for the Market Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Initial Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease.

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(h)                                 If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate.  Time is of the essence as to the giving of the Extension Notice and the notice of Tenant’s objection under Paragraph (d).

(i)                                     Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term.  The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(j)                                    If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(k)                                 If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum One, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in Paragraph (g) above

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ADDENDUM TWO

RIGHT OF FIRST OFFER

(a)                                 “Offered Space” shall mean the leasable space on the first (1st) floor of the Building as shown on Schedule One attached to this Lease; however, if, at any time, Tenant is leasing space on the first (1st) floor of the Building, then the “Offered Space” shall not include leasable space on the first (1st) floor that is not contiguous to the space then being leased by Tenant.

(b)                                 Provided that as of the date of the giving of the First Offer Notice, (i) Tenant is the Tenant originally named herein or an assignee that is a Permitted Transferee, (ii) Tenant or a Permitted Transferee actually occupies at least seventy-five percent (75%) of the Premises initially demised under this Lease, and (iii) no event of default exists (beyond the expiration of all applicable notice and cure periods), if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.  Notwithstanding anything to the contrary in the Lease, the right of first offer granted to Tenant under this Addendum Two shall be subject and subordinate to the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates), whether pursuant to a renewal or  extension option in such lease or otherwise.

(c)                                  Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space.  Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the First Offer Notice to Tenant.  Time shall be of the essence with respect to the giving of Tenant’s Notice.  If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum Two with respect to the Offered Space designated in the First Offer Notice and execute the Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Addendum Two.

(d)                                 Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.  In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e)                                  If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum Two, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

(f)                                   In the event that Tenant exercises its rights to any Offered Space pursuant to this Addendum Two, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”).

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SCHEDULE ONE

OFFERED SPACE

1